UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant     X
                           ---
Filed by a Party other than the Registrant

Check the appropriate box:

         Preliminary Proxy Statement
---
         Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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 X       Definitive Proxy Statement
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         Definitive Additional Materials
---
         Soliciting Material Pursuant to Section 240.14a-12
---
                           ORTHOFIX INTERNATIONAL N.V.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Persons(s) Filing Proxy Statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

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---      Rule 0-11(a)(2) and identify the filing for which the offsetting fee
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                           Orthofix International N.V.


                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

                                       AND

                                 PROXY STATEMENT



                                  Meeting Date:
                                  June 15, 2005
                           at 11:00 a.m. (local time)

                                 Meeting Place:
                           Orthofix International N.V.
                             7 Abraham de Veerstraat
                          Curacao, Netherlands Antilles





Dear Shareholders:

         We will hold the Annual General Meeting of Shareholders on Wednesday, June 15, 2005, at 11:00 a.m. at Orthofix's offices, located at 7 Abraham de Veerstraat, Curacao, Netherlands Antilles.

         This booklet includes the notice of annual general meeting and the proxy statement. The proxy statement describes the business that we will conduct at the meeting.

         Your vote is important. Please refer to the proxy card or other voting instructions included with these proxy materials for information on how to vote by proxy or in person.

                                                     Sincerely,

                                                     /s/ CHARLES W. FEDERICO

                                                     Charles W. Federico
                                                     Chief Executive Officer


May 5, 2005

                           NOTICE AND PROXY STATEMENT
                               for Shareholders of

                           ORTHOFIX INTERNATIONAL N.V.
                             7 Abraham de Veerstraat
                          Curacao, Netherlands Antilles

                                       for

                     ANNUAL GENERAL MEETING OF SHAREHOLDERS

                     to be held on Wednesday, June 15, 2005

         This Notice and the accompanying Proxy Statement are being furnished to the Shareholders of Orthofix International N.V., a Netherlands Antilles corporation ("Orthofix" or the "Company"), in connection with the forthcoming Annual General Meeting of Shareholders, and the solicitation of proxies by the Board of Directors of Orthofix from holders of outstanding shares of common stock, par value $0.10 per share, of Orthofix for use at the Annual General Meeting and at any adjournment thereof.

Time, Date and Place of Annual General Meeting

         Notice is hereby given that the Annual General Meeting will be held on June 15, 2005 at 11:00 a.m., local time, at Orthofix's offices, located at 7 Abraham de Veerstraat, Curacao, Netherlands Antilles.

Purpose of the Annual Meeting

     1. Election of Board of Directors. Shareholders will be asked to consider, and, if thought fit, approve a resolution to elect the following persons to the Board of Directors of Orthofix: Charles W. Federico, James F. Gero, Robert Gaines-Cooper, Jerry C. Benjamin, Peter J. Hewett, Walter P. von Wartburg, Thomas J. Kester, Kenneth R. Weisshaar, Guy J. Jordan and Stefan Widensholer. The Board of Directors recommends that shareholders vote FOR the proposal to elect the foregoing persons to the Board of Directors of Orthofix.

     2. Approval of Amendments to the Articles of Association. Shareholders will be asked to consider, and, if thought fit, approve a resolution of the Board of Directors to approve amendments of the Articles of Association of Orthofix further described in Proposal 2. The Board of Directors recommends that shareholders vote FOR the proposal to amend the Articles of Association.

     3. Approval of Financial Statements for the Year Ended December 31, 2004. Shareholders will be asked to consider, and, if thought fit, approve the balance sheet and income statement at and for the year ended December 31, 2004. The Board of Directors recommends that shareholders vote FOR the proposal to approve the balance sheet and income statement at and for the year ended December 31, 2004.

     4. Ratification of the Selection of Ernst & Young LLP. Shareholders will be asked to consider, and, if thought fit, approve a resolution to ratify the selection of Ernst & Young LLP as independent auditors for Orthofix and its subsidiaries for the fiscal year ending December 31, 2005. The Board of Directors recommends that shareholders vote FOR the proposal to ratify the selection of Ernst & Young LLP as independent auditors.

     5. Miscellaneous. Shareholders will be asked to transact such other business as may come before the Annual General Meeting or any adjournment thereof.

         Please read a detailed description of proposals 1 through 4 stated above beginning on page 24 of the proxy statement.

Shareholders Entitled to Vote

         All record holders of shares of Orthofix common stock at the close of business on May 2, 2005 have been sent this notice and will be entitled to vote at the Annual General Meeting. Each record holder on such date is entitled to cast one vote per share of common stock.

Documents Available for Inspection

         A copy of the financial statements for the year ended December 31, 2004 and a copy of the draft deed of amendment to the Articles of Association of Orthofix have been filed at the offices of Orthofix at 7 Abraham de Veerstraat, Curacao, Netherlands Antilles, and are available for inspection by shareholders until the conclusion of the Annual General Meeting.

                                            By Order of the Board of Directors

                                            /s/ RAYMOND C. KOLLS

                                            RAYMOND C. KOLLS
                                            Corporate Secretary


May 5, 2005

                                TABLE OF CONTENTS




About Voting...................................................................1

         Who can vote?.........................................................1
         Quorum, vote required.................................................1
         Proxies  .............................................................1
         Voting is confidential................................................1
         The costs of soliciting these proxies and who will pay them...........1
         Obtaining an Annual Report on Form 10-K...............................2
         The voting results....................................................2
         Whom to call if you have any questions................................2

Security Ownership of Certain Beneficial Owners and Management
  and Related Stockholders.....................................................3

         Who are the principal owners of Orthofix common stock?................3
         Common stock owned by Orthofix's directors and executive officers.....4
         Section 16(a) Beneficial Ownership Reporting Compliance...............5

Information about Directors....................................................6

         The Board of Directors................................................6
         The Committees of the Board...........................................6
         Code of Ethics........................................................7
         Shareholder Communication with the Board of Directors.................7
         Nomination of Directors...............................................8
         Director Compensation.................................................8
         Certain Relationships and Related Transactions........................9

Report of the Audit Committee.................................................11


Executive Compensation........................................................12

         The Executive Officers...............................................12
         Executive Compensation Summary.......................................13
         Stock Options........................................................14
         Option Exercises and Year-End Option Values..........................15
         Equity Compensation Plan Information.................................15
         Executive Employment Agreements......................................17
         Indebtedness of Management...........................................19
         Compensation Committee Interlocks and Insider Participation..........19

Report of the Compensation Committee on executive compensation................20


Performance Graph.............................................................23


Proposal 1:  Election of Directors............................................24

         Directors Standing for Election......................................24

Proposal 2: Approval of Amendments to the Articles of Association.............27


Proposal 3: Approval of Financial Statements for the Year
  Ended December 31, 2004.....................................................28


Proposal 4:  Ratification of the Selection of Ernst &
  Young LLP as Independent Auditors for 2005..................................29

         Principal Accountant Fees and Services...............................29

Information About Shareholder Proposals.......................................31

               PROXY STATEMENT FOR THE ORTHOFIX INTERNATIONAL N.V.
                   2005 ANNUAL GENERAL MEETING OF SHAREHOLDERS


THIS PROXY STATEMENT AND THE ENCLOSED PROXY ARE BEING MAILED TO SHAREHOLDERS ON OR ABOUT MAY 5, 2005.

                                  ABOUT VOTING

Who can vote?

         All record holders of shares of Orthofix common stock at the close of business on May 2, 2005 have been sent this notice and will be entitled to vote at the Annual General Meeting. Each record holder on such date is entitled to cast one vote per share of common stock. On April 28, 2005, there were 15,810,396 shares of Orthofix common stock outstanding.

Quorum, vote required

         The presence, in person or by proxy, of the holders of fifty percent (50%) of the shares of Orthofix common stock outstanding on the Record Date shall be considered a quorum at the Annual General Meeting. An absolute majority of the votes cast will be required in order to approve the proposals before the Annual General Meeting, except that the directors shall be elected by a plurality of the votes cast. Abstentions and "broker non-votes" are counted as shares that are present and entitled to vote on the proposal for purposes of determining the presence of a quorum, but abstentions and broker non-votes will not have any effect on the outcome of voting on the proposals. A broker "non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Proxies

         This Proxy Statement is being furnished to holders of shares of Orthofix common stock in connection with the solicitation of proxies by and on behalf of the Board of Directors of Orthofix for use at the Annual General Meeting.

         All shares of Orthofix common stock that are represented at the Annual General Meeting by properly executed proxies received prior to or at the Annual General Meeting and which are not revoked, will be voted at the Annual General meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated on a properly executed proxy, such proxy will be voted in favor of each of the proposals. The Board of Directors of Orthofix does not know of any other matters that are to be presented for consideration at the Annual General Meeting.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with Orthofix, at or before the taking of the vote at the Annual General Meeting, a written notice of revocation bearing a later date than the proxy, or
(2) duly executing a subsequent proxy relating to the same shares of Orthofix common stock and delivering it to Orthofix before the Annual General Meeting. Attending the Annual General Meeting will not in and of itself constitute a revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to: Orthofix International N.V., 7 Abraham de Veerstraat, Curacao, Netherlands Antilles, at or before the taking of the vote at the Annual General Meeting.

Voting is confidential

         We maintain a policy of keeping all the proxies, ballots and voting tabulations confidential.

The costs of soliciting these proxies and who will pay them

         We will pay all the costs of soliciting these proxies. Although we are mailing these proxy materials, our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the

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

proxy materials to you. Georgeson Shareholder is assisting us with the solicitation of proxies for a fee of $6,000 plus out-of-pocket expenses.

Obtaining an Annual Report on Form 10-K

         We have filed our Annual Report on Form 10-K for the year ended December 31, 2004 with the U.S. Securities and Exchange Commission. Our Form 10-K contains information that is not included in our Annual Report that we are sending you with this proxy statement. Our Form 10-K is available on our website at www.orthofix.com. If you would like to receive a copy of our Form 10-K, we will send you one without charge. Please write to:

                         Investor Relations
                         Orthofix International N.V.
                         10115 Kincey Ave., Suite 250
                         Huntersville, NC  28078
                         Attention:  Ms. Pat Fitzgerald

         You may also contact Ms. Fitzgerald at (704) 948-2600 or at patfitzgerald@orthofix.com.

The voting results

         We will publish the voting results in our Form 10-Q for the second quarter of 2005, which we will file with the U.S. Securities and Exchange Commission (the "SEC") in August 2005. You will also be able to find the Form 10-Q on our website at www.orthofix.com.

Whom to call if you have any questions

         If you have any questions about the annual meeting, voting or your ownership of Orthofix common stock, please contact Thomas Hein, CFO, at (704) 948-2600 or at tomhein@orthofix.com or Raymond C. Kolls, General Counsel and Corporate Secretary, at (704) 948-2600 or at raykolls@orthofix.com.


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


       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
                              RELATED STOCKHOLDERS

Who are the principal owners of Orthofix common stock?

         The following table shows each person, or group of affiliated persons, who beneficially owned, directly or indirectly, at least 5% of Orthofix common stock as of December 31, 2004. Our information is based on reports filed with the SEC by each of the firms or individuals listed in the table below. You may obtain these reports from the SEC.

         The Percent of Class figures for the common stock are based on 15,711,943 shares of our common stock outstanding as of December 31, 2004, other than with respect to shares owned by Mr. Robert Gaines-Cooper, for which information is given and calculations are made as of April 15, 2005. Except as otherwise indicated, each shareholder has sole voting and dispositive power with respect to the shares indicated.

--------------------------------------------------------------------------------
Name and Address                             Amount and Nature of        Percent
of Beneficial Owner                          Beneficial Ownership       of Class
--------------------------------------------------------------------------------

FMR Corp. ..................................      1,812,090 (1)         11.5%
82 Devonshire Street
Boston, MA  02109

Robert Gaines-Cooper .......................      620,200   (2)          3.9%
Orthofix International N.V.                       1,143,000 (3)          7.2%
7 Abraham de Veerstraat
Curacao, Netherlands Antilles

Kayne Anderson Rudnick Investment                 1,247,625 (4)          7.9%
  Management, LLC ..........................
1800 Avenue of the Stars, 2nd Floor
Los Angeles, CA 90067

Paradigm Capital Management Inc. ...........      1,205,500 (5)          7.7%
9 Elk Street, Albany, NY 12207

--------------------------------------------------------------------------------

(1) Based on an amendment to a Schedule 13G filed on February 14, 2005 by FMR Corp., a parent holding company, Edward C. Johnson 3d, Abigail P. Johnson, Fidelity Management and Research Company, Fidelity Low Priced Stock Fund. FMR Corp. reported sole voting power with respect to 247,500 of the reported shares and sole dispositive power with respect to all of the reported shares. Fidelity Management & Research Company ("Fidelity"), an investment adviser and wholly owned subsidiary of FMR Corp., is the beneficial owner of 1,564,590 of the reported shares. Fidelity Management Trust Company, a bank and a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 247,500 of the reported shares. Edward C. Johnson, Chairman of FMR. Corp., and FMR Corp., through their control of Fidelity and Fidelity Management Trust Company, each have sole power to dispose of the shares beneficially owned by the Fidelity funds and Fidelity Management Trust Company, and sole voting power with respect to the shares beneficially owned by Fidelity Management Trust Company. The power to vote the shares beneficially owned by the Fidelity funds resides with the Board of Trustees of the Fidelity funds. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 1,413,200 of the reported shares. We have not attempted to independently verify any of the foregoing information, which is based solely upon the information, contained in the
     Schedule 13G.

(2) Amount consists of 432,700 shares owned directly and 187,500 currently exercisable stock options.

(3) Amount shown consists of 693,000 shares owned by a trust in which Mr. Gaines-Cooper has an indirect interest, and 450,000 shares owned by Venner Capital S.A. (formerly LMA International S.A.) A trust, of which Mr. Gaines-Cooper is a settlor, owns a 100% interest in Venner Capital S.A.

(4) Based on an amendment to a Schedule 13G filed on February 4, 2005 by Kayne Anderson Rudnick Investment Management, LLC, an investment advisor. Kayne Anderson Rudnick Investment Management, LLC reported


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

     sole voting and dispositive power with respect to the reported shares. We have not attempted to independently verify any of the foregoing information, which is based solely upon the information contained in the
     Schedule 13G/A.

(5) Based on Schedule 13G filed on February 14, 2005 by Paradigm Capital Management, Inc., an investment advisor. Paradigm Capital Management, Inc. reported sole voting and dispositive power with respect to the reported shares. We have not attempted to independently verify any of the foregoing information, which is based solely upon the information, contained in the
     Schedule 13G.

Common stock owned by Orthofix's directors and executive officers

         The following table sets forth the beneficial ownership of our common stock, including stock options currently exercisable and exercisable within 60 days, as of April 15, 2005 by each director, each nominee for director, each executive officer listed in the Summary Compensation Table and all directors and executive officers as a group. The percent of class figure is based on 15,799,026 shares of our common stock outstanding as of April 15, 2005. All directors and executive officers as a group beneficially owned 2,477,029 shares of Orthofix common stock as of such date. Unless otherwise indicated, the beneficial owners exercise sole voting and/or investment power over their shares.

--------------------------------------------------------------------------------
Name of Director or                      Amount and Nature             Percent
Executive Officer                     of Beneficial Ownership          of Class
--------------------------------------------------------------------------------

Robert Gaines-Cooper ...................      620,200 (1)                 3.9%

                                            1,143,000 (2)                 7.2%

Charles W. Federico ....................      204,953 (3)                 1.3%

Bradley R. Mason .......................      185,754 (4)                 1.2%

Peter J. Hewett ........................       94,300 (5)                    *

Jerry C. Benjamin ......................       69,282 (6)                    *

Thomas Hein ............................       56,403 (7)                    *

Gary Henley ............................       51,490 (8)                    *

James F. Gero ..........................       50,572 (9)                    *

Thomas J. Kester........................        1,000 (10)                   *

Raymond C. Kolls........................           75 (11)                   *

Walter P. von Wartburg..................               -0-                 -0-

Kenneth R. Weisshaar....................               -0-                 -0-

Guy J. Jordan...........................               -0-                 -0-

Stefan Widensohler......................               -0-                 -0-

Directors and executive officers
   as a group (14 persons)..............         2,477,029               15.1%

--------------------------------------------------------------------------------
* Represents less than one percent.

(1) Amount shown consists of 432,700 shares owned directly and 187,500 currently exercisable stock options.


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

(2) Amount shown consists of 693,000 shares owned by a trust in which Mr. Gaines-Cooper has an indirect interest, and 450,000 shares owned by Venner Capital S.A. (formerly LMA International S.A.) A trust, of which Mr. Gaines-Cooper is a settlor, owns a 100% interest in Venner Capital S.A.

(3) Amount shown consists of 4,053 shares owned directly, 200,000 currently exercisable stock options, and 900 shares owned indirectly.

(4) Amount consists of 170,754 shares owned indirectly and 15,000 currently exercisable stock options.

(5) Amount consists of 31,000 shares owned directly and 63,300 currently exercisable stock options.

(6)  Amount consists of 69,282 shares owned directly.

(7) Amount consists of 1,403 shares owned directly and 55,000 currently exercisable stock options.

(8) Amount consists of 490 shares owned directly, 50,000 currently exercisable stock options, and 1,000 shares owned indirectly.

(9)  Amount consists of 50,572 shares owned directly.

(10) Amount consists of 1,000 shares owned directly.

(11) Amount consists of 75 shares owned directly.



Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our insiders--our directors, executive officers, and greater-than-10% shareholders--file reports with the SEC on their initial beneficial ownership of Orthofix common stock and any subsequent changes. They must also provide us with copies of the reports.

         To our knowledge, based solely on a review of the copies of such reports furnished to us and, with respect to our officers and directors, written representations that no other reports were required, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten-percent beneficial owners were complied with except as follows: Mr. Benjamin reported on a Form 4 filed on June 28, 2004, the acquisition of shares of common stock he acquired through the exercise of stock options on June 21, 2004. Mr. von Wartburg filed a Form 3 on November 4, 2004 noting his Section 16(a) requirements began on June 29, 2004 with the approval of his directorship by the shareholders. Mr. von Wartburg also reported on a Form 4 filed on November 4, 2004, the acquisition of stock options he acquired through an option grant on October 4, 2004. Mr. Peter Clarke, a former director, reported on a Form 4 filed on May 18, 2004, the exercise of stock options and the sale of common stock he acquired through the exercise of such options on May 10, 2004.

          In making the above statements, we have relied on the written representations of our directors and officers and copies of the reports that have been filed with the SEC.



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



                           INFORMATION ABOUT DIRECTORS

The Board of Directors

         The Board of Directors oversees the business of Orthofix and monitors the performance of management. The directors keep themselves informed by discussing matters with the Chief Executive Officer, other key executives and our principal external advisers, by reading the reports and other materials that we regularly send them and by participating in Board and committee meetings.

         The directors are elected at the annual general meeting of shareholders by a plurality of the votes cast, in person or by proxy by the shareholders. Because we are required by Netherlands Antilles law to hold the annual general meeting in the Netherlands Antilles, we do not have a policy regarding director attendance at the annual general meeting. Last year, Alberto C d'Abreu de Paulo (a director during 2004) attended the annual general meeting. Our Articles of Association provide that the Board of Directors shall consist of not less than seven and no more than fifteen directors, the exact number to be determined by the annual general meeting of shareholders.

         Our Board usually meets four times per year in regularly scheduled meetings, but will meet more often if necessary. The Board met six times during 2004. All directors attended at least 75% of the Board meetings and meetings of the committees of which they were members. The Board has determined that the following directors and nominees are independent under Nasdaq Rule 4200: Messrs. Benjamin, Kester, von Wartburg, Weisshaar, Jordan and Widensohler. A list of our current directors and background information for each of them is presented in the section "Proposal 1: Election of Directors", beginning on page 24.

The Committees of the Board

         We have three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

         The Audit Committee

         Our Audit Committee is a separately-designated standing audit committee established in accordance with section 3(a) (38) (A) of the Securities Exchange Act of 1934, as amended. The Audit Committee is responsible for the appointment, compensation and oversight of our independent auditors, approves the scope of the annual audit by the independent auditors, reviews audit findings and accounting policies, assesses the adequacy of internal controls and risk management and reviews and approves Orthofix's financial disclosures. The Committee also meets privately, outside the presence of Orthofix management, with the independent auditors. The Audit Committee's Report for 2004 is printed below at page 11.

         The Board has adopted a written charter for the Audit Committee, a copy of which was attached as an appendix to our 2003 proxy statement and is available for review on our website at www.orthofix.com.

         The Committee met seven times during 2004.

         Messrs. Benjamin, Kester and Weisshaar currently serve as members of the Audit Committee. Mr. Benjamin serves as Chairman of the Committee. Under the current rules of the Nasdaq and pursuant to Item 7(d) (3) (iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended, all of the members of the Audit Committee are independent. Our Board of Directors has determined that Messrs. Benjamin, Kester and Weisshaar are "audit committee financial experts" in accordance with current SEC rules.

         The Compensation Committee

         The Compensation Committee establishes and approves all elements of compensation for the executive officers. Each year, as the SEC requires, the Compensation Committee will report to you on executive compensation. The Compensation Committee's Report on Executive Compensation for 2004 is printed below, starting at page 20.


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

         The Compensation Committee administers the 2004 Long-Term Incentive Plan, the Staff Share Option Plan (including the Performance Accelerated Stock Option program) and the Employee Stock Purchase Plan, and has sole authority for awards under these plans. The Compensation Committee is also responsible for periodically reviewing Orthofix's plans regarding succession of senior management.

         The Compensation Committee met five times during 2004.

         The Compensation Committee acts under a written charter adopted by the Board of Directors, a copy of which is available for review on our website at www.orthofix.com.

         Messrs. Kester, Jordan, von Wartburg and Widensohler currently serve as members of the Compensation Committee, and each satisfies the qualification standards of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, and Section 16 of the Securities Exchange Act of 1934, as amended. All members are independent under the current rules of the Nasdaq and the Securities and Exchange Commission. Mr. Kester serves as Chairman of the Compensation Committee.

         The Nominating Committee

         The Nominating Committee assists the Board in identifying qualified individuals to become Board members, determining the composition of the Board of Directors and its Committees, monitoring a process to assess Board effectiveness and developing Director Compensation policy.

         The Nominating Committee met four times in 2004 and will meet at least twice annually, and more frequently as circumstances dictate. Committee meetings and communications shall be either in person or by conference telephone call.

         The Board has adopted a written charter for the Nominating Committee, a copy of which was attached as an appendix to our 2004 proxy statement.

         Messrs. Jordan, Benjamin, Widensohler and Weisshaar currently serve as members of the Committee. Mr. Jordan serves as Chairman of the Committee. All of the members of the Nominating Committee are independent as defined by current Nasdaq rules.

Code of Ethics

         We have adopted a code of ethics to comply with SEC and Nasdaq rules. Our code of ethics applies to our directors, officers and employees worldwide, including our Chief Executive Officer and Chief Financial Officer. A copy of our Code of Ethics was filed as an exhibit to our 2003 annual report on Form 10-K and is available on our website at www.orthofix.com.

Shareholder Communication with the Board of Directors

         To facilitate the ability of shareholders to communicate with our Board of Directors, we have established an electronic mailing address and a physical mailing address to which communications may be sent: boardofdirectors@orthofix.com, or The Board of Directors, c/o Mr. James F. Gero, Chairman of the Board of Directors, Orthofix International N.V., 10115 Kincey Avenue, Suite 250, Huntersville, NC 28078.

         Mr. Gero reviews all correspondence addressed to the Board of Directors and regularly presents to the Board a summary of all such correspondence and forwards to the Board or individual directors, as the case may be, copies of all correspondence that, in the opinion of Mr. Gero, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Examples of communications that would be logged, but not automatically forwarded, include solicitations for products and services or items of a personal nature not relevant to us or our shareholders. Directors may at any time review the log of all correspondence received by Orthofix that is addressed to members of the Board and request copies of any such correspondence.

Nomination of Directors

         As provided in its charter, the Nominating Committee identifies and recommends to the Board nominees for election or re-election to the Board and will consider nominations submitted by shareholders. The Nominating Committee Charter was attached as an appendix to our 2003 proxy statement.

         The Nominating Committee seeks to create a Board of Directors that is strong in its collective diversity of skills and experience with respect to finance, leadership, business operations and industry knowledge. The Nominating Committee reviews with the Board of Directors, on an annual basis, the current composition of the Board of Directors in light of the characteristics of independence, age, skills, experience and availability of service to our company of its members and of anticipated needs. If necessary, we will retain a third party to assist us in identifying or evaluating any potential nominees for director. When the Nominating Committee reviews a potential new candidate, they look specifically at the candidate's qualifications in light of the needs of the Board of Directors at that time given the then current mix of director attributes.

         Generally, in nominating director candidates, the Nominating Committee strives to nominate directors that exhibit high standards of ethics, integrity, commitment and accountability. In addition, all nominations attempt to ensure that the Board of Directors shall encompass a range of talent, skills and expertise sufficient to provide sound guidance with respect to our operations and activities.

         Under our Nominating Committee guidelines, directors must inform the Chairman of the Board and the Chair of the Nominating Committee in advance of accepting an invitation to serve on another public company board. In addition, no director may sit on the Board of Directors, or beneficially own more than 1% of the outstanding equity securities, of any of our competitors in our principal lines of business. The Board of Directors has not established any term limits to an individual's membership as a director.

         To recommend a nominee, a shareholder shall give notice to the Board of Directors, at our registered address c/o Mr. James F. Gero, Chairman of the Board of Directors, Orthofix International N.V., 10115 Kincey Avenue, Suite 250, Huntersville, NC 28078. This notice should include the candidate's brief biographical description, a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above and the candidate's signed consent to be named in the proxy statement and to serve as a director if elected. The notice must be given not later than 180 days before the first anniversary of the last Annual General Meeting of Shareholders. Once we receive the recommendation, we will contact the candidate and request that he or she provide us with additional information about the candidate's independence, qualifications and other information that would assist the Nominating Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement, if nominated. Candidates must respond to our inquiries within the time frame provided in order to be considered for nomination by the Nominating Committee.

         The Nominating Committee paid fees to the Cassie Shipherd Group, LLC to assist us in identifying or evaluating potential nominees for director during 2004. The Nominating Committee has not received any nominations for director from shareholders for the 2005 Annual General Meeting of Shareholders.

Director Compensation

         Directors who are our employees do not receive additional compensation for their service on the Board of Directors or any Board committee.

         We reimburse our directors for travel and other related expenses incurred in connection with the business of Orthofix, including attending shareholder meetings, meetings of the Board of Directors or any Board committee. During 2004, our directors were also reimbursed for travel and other related expenses of their respective spouses for one Board of Directors meeting.

         During 2004, each of our non-employee directors received an annual fee of approximately $55,000 for their services. The Audit Committee chair received an additional annual fee of $10,000 for his service. Each of the Nominating Committee and Compensation Committee chairs received an additional annual fee of $5,000 for their services.

            In addition, we grant options from time to time to our non-employee directors under our equity compensation plans. The decision to grant options to non-employee directors will be reviewed by the Board of Directors on an annual basis. The number of options that can be granted to non-employee directors is limited by the 2004 Long Term Incentive Plan and may not exceed 30,000 shares of common stock during any consecutive sixty (60)-month period.

            The following table contains information regarding option grants during the fiscal year ended December 31, 2004 to the individuals who are currently serving as our non-employee directors.


--------------------------------------------------------------------------------
           Option Grants in Last Fiscal Year to Non-Employee Directors


                        Number of Securities   Exercise or Base
                         Underlying Options          Price         Expiration
              Name           Granted(1)          ($/Share)(2)         Date
--------------------------------------------------------------------------------
Jerry C. Benjamin            6,000 (3)              34.81          10/4/14
                            24,000 (4)              37.76          12/2/14
Thomas J. Kester             6,000 (3)              34.81          10/4/14
                            24,000 (4)              37.76          12/2/14
Walter P. von Wartburg       6,000 (3)              34.81          10/4/14
                            24,000 (4)              37.76          12/2/14
--------------------------------------------------------------------------------


(1) All option grants to the non-employee directors were made pursuant to our 2004 Long Term Incentive Plan and have a ten-year term.

(2) All options were granted to the non-employee directors at an exercise price equal to the fair market value of the underlying stock on the date of grant.

(3) Options vest and become exercisable over three years in equal annual one-third increments from the option grant date.

(4) Options vest and become exercisable over a five year period in installments of 4,000, 4,000, 4,000, 6,000 and 6,000.


         During 2004, the Company also granted Mr. Gero options to purchase its shares of common stock pursuant to our 2004 Long Term Incentive Plan. The first grant was 6,000 options, which were granted at an exercise price of $34.81 with an expiration date of October 4, 2014. These options vest and become exercisable over three years in equal annual one-third increments from the option grant date. The second grant was 44,000 options, which were granted at an exercise price of $37.76 with an expiration date of December 2, 2014. These options vest and become exercisable over five years in equal annual one-fifth increments from the option grant date.

         Mr. Peter Hewett, a non-employee director, also serves as a consultant to the Company and as Chairman of the Board of Directors of Orthofix Inc., a wholly-owned subsidiary of the Company. In this capacity, he provides consulting and advisory services, at such times and on such special projects, as we request. Mr. Hewett reports directly to the Board of Directors. In 2004, we paid $148,425 in consulting fees to Mr. Hewett, which is in addition to his director fees. We also reimbursed him for travel and other related expenses incurred in connection with the performance of such consulting and advisory services. In 2005, he will receive a fee of $1,500 per day for each day of requested consulting and advisory services, in addition to his director fees.

Certain Relationships and Related Transactions

         Mr. Gaines-Cooper is the Chairman of Venner Capital S.A. (formerly LMA International S.A.) and is the settlor of a trust which owns 100% of Venner Capital S.A. Venner Capital S.A., which owns the distribution rights in Italy to the Laryngeal Mask (used to administer anesthesia) produced by The Laryngeal Mask Company Ltd., has awarded the distribution rights for the Laryngeal Mask in Italy to Orthofix S.r.l., a subsidiary of Orthofix.

         Effective January 14, 2003, we completed a Share Purchase Agreement to acquire the remaining 48% minority interest in our United Kingdom distribution company, Intavent Orthofix Limited (IOL). We purchased the 48% interest from Intavent Limited ("Intavent") for a cash purchase price of $20,450,000. IOL distributes Orthofix products, Laryngeal Mask products and other orthopedic products. Concurrent with the completion of the Share Purchase Agreement, we completed a Distribution Agreement with Intavent and a Guarantee Agreement with Venner Capital S.A. for the supply of Laryngeal Mask products in the United Kingdom, Ireland and Channel Islands for an initial period of seven years. Mr. Robert Gaines-Cooper, a director of Orthofix, is a settlor of trusts, which own a 30% interest in Intavent and a 100% interest in Venner Capital S.A. IOL has been and will continue to be a consolidated subsidiary of Orthofix.

         Arrow Medical Limited (Arrow) supplies impads for use with the A-V Impulse System to Novamedix Distribution Limited, a wholly owned subsidiary of Orthofix. Venner Capital S.A. owns a 30% interest in Arrow. Mr. Gaines-Cooper is the Chairman of Venner Capital S.A. and is the settlor of a trust which owns 100% of Venner Capital S.A. In 2004, Novamedix purchased $0.8 million from Arrow for the supply of impads.

         Inter Medical Supplies, a wholly owned subsidiary of Orthofix, which manufactures Orthofix products, rents facilities in the Seychelles from Venner Capital S.A. under a three year lease which started in 2002. The annual rent paid to Venner Capital S.A. is approximately $75,000.

         Gregory Federico, the son of Orthofix Group President and CEO Charles
W. Federico, is the owner of OrthoPro, Inc. ("OrthoPro"), which acts as an independent third-party distributor for Breg. In 2004, Breg paid commissions to OrthoPro of $841,798.46. The OrthoPro distributor relationship with Breg predates Orthofix's acquisition of Breg in December of 2003 and commissions paid to OrthoPro are at a rate that is generally accepted in the industry.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of Orthofix is responsible for providing independent, objective oversight of Orthofix's accounting functions, internal controls and risk management. The Audit Committee recommends the selection of the independent auditors to the Board. The Audit Committee operates under a written charter adopted by the Board of Directors, which was filed as an appendix to our 2003 proxy statement and is available for review on our website at www.orthofix.com.

         Management is responsible for Orthofix's internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Orthofix's consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board and to issue a report thereon. Additionally, the independent registered public accounting firm is also responsible for auditing management's assessment and opinion on the effectiveness of Orthofix's internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes. The Committee relies without independent verification on the information provided to it and on the representations made by management and the independent auditors.

         We held seven meetings during fiscal 2004. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management and Orthofix's independent registered public accounting firm, Ernst & Young LLP. The Committee reviewed management's assessment of the effectiveness of the design and operation of Orthofix's disclosure controls over financial reporting. We discussed with Ernst & Young LLP the overall scope and plans for their audit. We met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations and their evaluations of Orthofix's internal controls.

         We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2004 with management and Ernst & Young LLP. We also discussed with management and Ernst & Young LLP management's report and the independent registered public accounting firm's report and attestation on Orthofix's internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. We also discussed with Ernst & Young LLP matters required to be discussed with audit committees, including, among other things, matters related to the conduct of the audit of Orthofix's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         Ernst & Young LLP also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with them their independence from Orthofix. When considering Ernst & Young LLP's independence, we considered whether their provision of services to Orthofix beyond those rendered in connection with their audit of Orthofix's consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Ernst & Young LLP. The Committee has determined that Ernst & Young LLP is independent of Orthofix and its management.

         Based upon the review and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that Orthofix's audited financial statements be included in Orthofix's Annual Report on Form 10-K for the fiscal year ended December 31, 2004. We also recommended the selection of Ernst & Young LLP as Orthofix's independent auditors for 2005 and, based on that recommendation, the Board has selected Ernst & Young LLP as Orthofix's independent auditors for 2005.

                                                     The Audit Committee

                                                     Jerry C. Benjamin, Chairman
                                                     Thomas J. Kester
                                                     Kenneth R. Weisshaar

                             EXECUTIVE COMPENSATION

The Executive Officers

         These are the biographies of Orthofix's current executive officers.

Charles W. Federico                Chief Executive Officer, President and
                                     Director

                                   Mr. Federico, 56, became a Director of
                                   Orthofix International N.V. in October 1996 and was the President of Orthofix Inc. from October 1996 to January 1, 2002. On January 1, 2001, Mr. Federico became President and Chief Executive Officer of Orthofix International. From 1985 to 1996, Mr. Federico was the President of Smith & Nephew Endoscopy (formerly Dyonics, Inc.). From 1981 to 1985, Mr. Federico served as Vice President of Dyonics, initially as Director of Marketing and subsequently as General Manager. Previously, he held management and marketing positions with General Foods Corporation, Air Products Corporation, Puritan Bennett Corporation and LSE Corporation.

James F. Gero                      Chairman of the Board of Directors

                                   Mr. Gero, 60, became Chairman of Orthofix
                                   International N.V. on January 1, 2005
                                   and has been a Director of Orthofix
                                   International N.V. since 1998. Mr. Gero
                                   became a Director of AME Inc. in 1990 and served from 1995 to 1998 as a Director of Orthofix Inc. He is a Director of each of Intrusion, Inc., Drew Industries
                                   Inc., and Greenleaf Inc., and Chairman of
                                   Thayer Aerospace.

Gary Henley                        Senior Vice President and President,
                                     Americas Division

                                   Mr. Henley, 56, joined Orthofix International N.V. in January 1997 as Senior Vice President. On January 1, 2002, Mr. Henley succeeded Mr. Federico as President of Orthofix Americas Division. Prior to joining Orthofix, Mr. Henley was President of Smith and Nephew Video Division from 1987 until 1996. Mr. Henley was founder and President of Electronic Systems Inc. from 1975 to 1984 and CeCorp Inc. from 1984 until 1987.

Thomas Hein                        Chief Financial Officer

                                   Mr. Hein, 57, became the Chief Financial
                                   Officer of Orthofix International N.V. on
                                   July 1, 2002. For the prior three years, Mr.
                                   Hein had been the Chief Financial Officer of Orthofix Inc., our wholly owned U.S. subsidiary. From 1996 to 1999, Mr. Hein was the Chief Financial Officer for Prime Vision Health Inc., a diversified healthcare services company. From 1988 to 1996, Mr. Hein was V.P. of Finance and Chief Financial Officer of MDT Corporation, a sterilization and hospital capital equipment company. Previously, he held financial management positions with Metheus Corporation, Memorex Corporation and Kaiser Aetna. Mr. Hein is a CPA.

Raymond C. Kolls                   Vice President, General Counsel and Corporate
                                     Secretary

                                   Mr. Kolls, 42, became Vice President, General Counsel and Corporate Secretary of Orthofix International N.V. on July 1, 2004. Prior to joining Orthofix, Mr. Kolls was Associate General Counsel for CSX Corporation. Mr. Kolls began his legal career as an attorney in private practice with Morgan, Lewis & Bockius.

Galvin Mould                       Vice President and President, International
                                     Division

                                   Mr. Mould, 59, became Vice President and
                                   President of the International Division of Orthofix International N.V. on January 1, 2004. He joined Orthofix in 1995 as

                                   Managing Director of Intavent Orthofix Ltd.
                                   Prior to joining Orthofix, Mr. Mould served in several Director of Sales and Marketing Positions in the healthcare market.

Bradley R. Mason                   Vice President and President, Breg, Inc.

                                   Mr. Mason, 51, became a Vice President of
                                   Orthofix International N.V. in December 2003 upon the acquisition of Breg, Inc. He is also the President of Breg, Inc., which he founded in 1989 with six other principal shareholders. Mr. Mason has over 20 years in the medical device industry, some of which were spent with dj Orthopedics (formally DonJoy) where he was a founder and held the position of Executive Vice President. Mr. Mason is the named inventor on 35 issued patents in the orthopedic product arena with several other patents pending.



Executive Compensation Summary

         The following table sets forth the compensation paid or accrued by us during the fiscal years ended December 31, 2004, 2003 and 2002 to, or on behalf of, our chief executive officer and our four most highly compensated executive officers as of December 31, 2004. We refer to these officers collectively as the "named executive officers."

-----------------------------------------------------------------------------------------------------------------------
                                              Summary Compensation Table
                                                                                        Long Term
                                                   Annual Compensation                 Compensation
                                      -----------------------------------------------  --------------------------------
     Name and Principal Position        Year   Salary ($)  Bonus ($)                    Number of
                                                                       Other Annual     Shares
                                                                       Compensation     Underlying      All Other
                                                                         ($)(1)         Options(#)    Compensation($)
-----------------------------------------------------------------------------------------------------------------------

Charles W. Federico ................    2004      481,921    48,224         -0-            34,400         12,143   (2)
Chief Executive Officer and President   2003      450,944   171,755         -0-            30,000         11,355
                                        2002      450,640    40,000         -0-               -0-          9,450

Thomas Hein ........................    2004      258,469    45,000         -0-            13,800          9,266   (3)
Chief Financial Officer                 2003      239,099   100,000         -0-            10,000          8,979
                                        2002      213,980    53,900         -0-            12,500          7,249

Gary Henley.........................    2004      288,446    36,120         -0-            14,500          9,415   (4)
Senior Vice President and President,    2003      269,673   133,000         -0-            10,000          8,603
Americas Division                       2002      256,965    45,126         -0-               -0-          7,327

Galvin Mould .......................    2004      273,723    11,500      37,773  (5)       13,300         28,570   (6)
Vice President and President,           2003          -0-       -0-         -0-               -0-            -0-
International Division                  2002          -0-       -0-         -0-               -0-            -0-

Bradley R. Mason ...................    2004      253,630    53,000         -0-               -0-          1,020   (7)
Vice President and President,           2003      422,300   249,536         -0-           150,000          1,020
Breg Division                           2002          -0-       -0-         -0-               -0-            -0-

-----------------------------------------------------------------------------------------------------------------------

(1) Excludes perquisites and other personal benefits unless the aggregate amount of such annual compensation exceeded $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

(2) Amount shown consists of $8,200 for contributions to vested and unvested accounts attributable under the Company's defined contribution plans and $3,943 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance.

(3) Amount shown consists of $8,200 for contributions to vested and unvested accounts attributable under the Company's defined contribution plans and $1,066 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance.

(4) Amount shown consists of $8,200 for contributions to vested and unvested accounts attributable under the Company's defined contribution plans and $1,215 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance.

(5)  Amount shown consists of $37,773 for automobile and fuel allowances.

(6) Amount shown consists of $20,756 for contributions to a private retirement plan and $7,814 for insurance premiums paid by, or on behalf of, the Company with respect to private health insurance.

(7) Amount shown consists of $750 for contributions to vested and unvested accounts attributable under the Company's defined contribution plans and $270 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance.

Stock Options

         The following table contains information regarding option grants by us to our named executive officers during the fiscal year ended December 31, 2004.


----------------------------------------------------------------------------------------------------------------------
                        Option Grants in Last Fiscal Year

                                                                           Individual Grants
                                                  --------------------------------------------------------------------
             Name                  Number of            % of Total
                                   Securities            Options
                                   Underlying      Granted to Employees    Exercise or                   Grant Date
                                    Options                 in             Base Price      Expiration    Present Value
                                   Granted(#)(1)       Fiscal Year        ($/Share)(2)       Date          ($)(3)
----------------------------------------------------------------------------------------------------------------------
Charles W. Federico .......          25,000                5.8                34.81        10/4/14         269,196
                                     9,400                 2.2                37.76        12/2/14         119,963
Thomas Hein ...............          10,000                2.3                34.81        10/4/14         107,677
                                     3,800                 0.9                37.76        12/2/14          48,496
Gary Henley ...............          10,000                2.3                34.81        10/4/14         107,677
                                     4,500                 1.0                37.76        12/2/14          57,430
Galvin Mould ..............          10,000                2.3                34.81        10/4/14         107,677
                                     3,300                 0.8                37.76        12/2/14          42,115
Bradley R. Mason ..........           -0-                  -0-                 -0-           -0-               -0-
----------------------------------------------------------------------------------------------------------------------

(1) All option grants to the named executive officers were made pursuant to our 2004 Long Term Incentive Plan and have a ten-year term. Options vest and become exercisable over three years in equal annual one-third increments from the option grant date.

(2) All options were granted to the named executive officers at an exercise price equal to the fair market value of the underlying stock on the date of grant.

(3) This estimated hypothetical value is based on a Black-Scholes option pricing valuation model in accordance with SEC rules. We used the following assumptions in estimating this value: expected option term, 4.5 years; risk-free interest rate, 3.5%; expected volatility, 35%; and an expected dividend yield of 0%.

Option Exercises and Year-End Option Values

         The following table provides information about the number of our shares of common stock issued upon the exercise of options by our named executive officers during the fiscal year ended December 31, 2004, and the value realized by our named executive officers. The table also provides information about the number and value of our options held by our named executive officers at December 31, 2004.

------------------------------------------------------------------------------------------------------------------------------------
               Aggregated Option Exercises in Last Fiscal Year and
                          Fiscal Year-End Option Values

                                  Number of                      Number of Securities Underlying     Value of Unexercised In-the-
                               Shares Acquired       Value        Unexercised Options at Fiscal      Money Options at Fiscal Year
            Name               on Exercise (#)   Realized ($)              Year End (#)                       End($) (1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                  Exercisable      Unexercisable     Exercisable     Unexercisable
Charles W. Federico ......         165,000      5,559,341           200,000            64,400       4,241,000          326,158
Thomas Hein ...............          5,000        145,575            42,500            36,300         926,525          192,716
Gary Henley ...............         50,000      1,509,750            50,000            24,500       1,060,250          117,640
Galvin Mould .............           3,000         80,580             7,000            50,050         170,560          464,431
Bradley R. Mason .........             -0-            -0-            15,000           135,000          16,200          145,800
------------------------------------------------------------------------------------------------------------------------------------

(1) Based on the closing price of common stock, as reported on the Nasdaq National Market, at December 31, 2004, which was $39.08 per share.

     Equity Compensation Plan Information

         We maintain three equity compensation plans, the Staff Share Option Plan (including the Performance Accelerated Stock Option program), the 2004 Long Term Incentive Plan and the Employee Stock Purchase Plan, each of which has been approved by our shareholders. We no longer grant awards under the Staff Share Option Plan (including the Performance Accelerated Stock Option program). We have also granted inducement stock option awards (described below) that have not been approved by our shareholders.

         The following table provides aggregate information regarding the shares of our common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2004. The table does not include shares subject to outstanding warrants that we assumed in an acquisition.

-----------------------------------------------------------------------------------------------------------------------
                                               (a)                        (b)                         (c)

                                                                                              Number of Securities
                                                                                             Remaining Available for
                                                                                              Future Issuance Under
                                      Number of Securities to   Weighted-Average Exercise      Equity Compensation
                                      Be Issued upon Exercise      Price of Outstanding         Plans (Excluding
                                      of Outstanding Options,     Options, Warrants and      Securities Reflected in
      Plan Category(1)                Warrants and Rights(#)             Rights                  Column (a))(#)
----------------------------------------------------------------------------------------------------------------------
Equity Compensation Plans Approved         1,559,165 (2)                  $25.90                  1,803,340 (3)
by Security Holders
----------------------------------------------------------------------------------------------------------------------
Equity Compensation Plans Not                200,000 (4)                  $38.00                     -0-
Approved by Security Holders
----------------------------------------------------------------------------------------------------------------------
Total                                      1,759,165                      $27.28                  1,803,340
----------------------------------------------------------------------------------------------------------------------

(1) The table does not include information for an equity compensation plan we assumed in conjunction with the acquisition of Kinesis Medical Inc. As of December 31, 2004, a total of 24,528 shares of common stock were issuable upon the exercise of warrants assumed in this acquisition. The weighted average exercise price of the warrants granted under this plan and outstanding at December 31, 2004, was $33.57. We cannot grant additional awards under this assumed plan.

(2) Options were granted pursuant to the following plans: the Staff Share Option Plan (including the Performance Accelerated Stock Option program) and the 2004 Long Term Incentive Plan. As mentioned above, there are currently no more shares available for issuance under the Staff Share Option Plan (including the Performance Accelerated Stock Option program).

(3) Included are 222,340 registered shares available for issuance pursuant to the Employee Stock Purchase Plan and 1,581,000 registered shares available for grant under the 2004 Long Term Incentive Plan.

(4) On December 30, 2003, in conjunction with the acquisition of Breg, Inc., we granted inducement stock option awards to two key executives of Breg, Inc. These option grants were not approved by shareholders, and were granted in reliance on the NASD exception to shareholder approval for equity grants to new hires. The exercise price was fixed at $38.00 per share on November 20, 2003, which was the date we announced the agreement to acquire Breg, Inc. The inducement grants include both service-based and performance-based vesting provisions. Under the service-based provisions, subject to the continued employment of the executive, the inducement grants become 100% non-forfeitable and exercisable on the fourth anniversary of the grant date. Vesting of a portion of the options under the inducement agreement will be accelerated if certain stock price targets are achieved. The performance-based vesting provisions generally provide for the vesting of one-fifth of the inducement grants for each $5.00 increase in the price of our common stock above $40.00 per share. The total number of shares eligible for the accelerated vesting on an annual basis is limited to 25% of the number of shares subject to the inducement grants with a cumulative carryover for the unvested portion of shares eligible for accelerated vesting for each of the prior years. Prior to the expiration of the term of the options, only one-half of the vested options can be exercised in any one year.

Executive Employment Agreements

         Executive Employment Agreement for Charles W. Federico

         On April 15, 2005, we entered into a new employment agreement with Charles W. Federico for him to continue to serve as our President and Chief Executive Officer. The agreement provides for a two-year employment term and supercedes and terminates his prior employment agreement dated July 1, 2001. The Agreement provides that Mr. Federico will receive a minimum annual base salary of $464,473. He will be eligible for bonuses as determined by our Board of Directors and benefits provided to other senior executives.

         If, prior to expiration of the two-year employment term, Mr. Federico's employment is terminated by the Company without "cause" or by Mr. Federico for "good reason" (each term as defined in the Agreement), he will be entitled to receive a severance amount equal to (a) a lump sum equal to the highest monthly base salary in effect in the preceding three years multiplied by the number of months remaining in the employment term, payable immediately following termination, plus (b) a prorated annual bonus through the date of termination, to the extent he was otherwise entitled to a bonus, payable in the next fiscal year that bonuses are otherwise paid to senior executives. In addition, Mr. Federico's outstanding options will continue to vest through the end of the full two-year employment term and he and his dependents will continue to receive employee welfare benefits (or their monetary value) during that period.

         In contrast, if prior to expiration of the full employment term, Mr. Federico's employment is otherwise terminated by the Company for cause, by Mr. Federico other than for "good reason," or as a result of his death or disability, Mr. Federico is generally entitled to limited salary and benefits accrued through his date of termination or as otherwise required by law.

         Mr. Federico's right to terminate the agreement for good reason includes the right to terminate (a) if there is a significant diminution in his duties, compensation or benefits, (b) if there is an uncured breach of the agreement by the Company and (c) following a "change in control" (as defined in the agreement). In order to terminate for good reason following a change in control, Mr. Federico must remain employed for six months after the date of the change in control (unless he is earlier terminated by the Company) and, thereafter, may only exercise his right to terminate for such good reason during the three-month period after the six-month waiting period.

         The agreement includes a binding commitment of the Company to enter into a consulting agreement with Mr. Federico effective as of the end of the employment term, but only if he (a) remains an employee through the end of the employment term, (b) is terminated without cause prior to such time or (c) terminates for good reason (but not if he voluntarily terminates for good reason following a change in control). The consulting period would continue until December 31, 2010 and during such time the Company would pay Mr. Federico (a) $50,000 per year so long as he remains a director of the Company and (b) $110,000 per year during such time as he provides consulting services, but is not a director. In addition, he and his dependents are entitled to group health benefits (or the financial equivalent thereof) during the consulting period. Mr. Federico will also be provided with secretarial support in order to assist him in the performance of his consulting duties. In the event of termination of Mr. Federico's employment without cause during the employment term, the Company reserves the right to make an annual payment to Mr. Federico in the amount otherwise required to be paid to him for consulting services until the end of the consulting term rather than require Mr. Federico to provide any consulting services. Such amounts are in addition to the severance rights described above.

         The employment agreement contains a non-solicitation of employees and customers restrictive covenant that extends for two years following the end of the employment term, a non-competition restrictive covenant that remains in effect for so long as Mr. Federico is employed by us and a confidentiality restrictive covenant that lasts indefinitely. Such restrictive covenants will extend during the period of any post-termination consulting agreement and for various periods following the end of the consulting period.


         Executive Employment Agreements for Thomas Hein, Gary Henley and
           Bradley R. Mason

         We entered into employment agreements with Mr. Hein and Mr. Henley, effective as of March 1, 2003. We also entered into an employment agreement with Mr. Mason, which became effective on December 30, 2003. Mr. Hein serves as the Chief Financial Officer, Mr. Henley serves as the President of Orthofix Americas Division and Mr. Mason serves as the President of Breg, Inc. The initial term of each agreement is two years, but each agreement will be automatically renewed for two successive one-year periods unless either party notifies the other party of its intention not to renew within the requisite time period. The agreements for Messrs. Hein and Henley were automatically renewed for another one-year period on March 1, 2005. Under the agreements, the executives are entitled to base salaries and bonuses as determined by our Board of Directors. The agreements provide annual base salaries of at least $231,000 for Mr. Hein, $270,000 for Mr. Henley and $250,000 for Mr. Mason, which may only be decreased if such decrease is a result of a general reduction (on the same percentage basis) affecting the base salaries of substantially all other executive officers. For 2004, the base salaries of each of Messrs. Hein, Henley and Mason were $258,469, $288,446, and $253,630, respectively. In addition, for 2004, Messrs. Hein, Henley and Mason received annual bonuses of $45,000, $36,120 and $53,000, respectively. Mr. Mason's employment agreement provides that he was granted an inducement stock option award to purchase 150,000 shares of common stock in accordance with the terms and conditions specified in the Performance Accelerated Stock Option Inducement Agreement, which is described below.

         If an executive is terminated without cause, he is entitled to receive a lump sum payment equal to: (1) the average of his base salary at the highest rate in effect in the 90-day period immediately before the termination and his base salary for the year preceding the termination and (2) the average of his annual bonuses for the two years before the year in which the termination occurs. Upon a resignation for good reason (as such term is defined in the agreements), the executive is entitled to half the amount that he would receive had he been terminated without cause. In addition, the executives will be entitled to continuation of their welfare benefits for up to one year following their termination without cause or resignation for good reason. Similarly, any stock options held by the executives will remain outstanding for at least one year following a termination without cause and six months following a resignation for good reason (provided, however, that the inducement stock award granted to Mr. Mason will be governed by the terms and conditions of the applicable Performance Accelerated Stock Option Inducement Agreement). We are also obliged to provide the executives with reimbursement for outplacement services of up to $20,000 upon a termination without cause or resignation for good reason.

         If there is a change in control of the Company, (1) the agreements automatically extend for one year from the date of the change in control (unless the then current term is greater than one year), (2) all stock options and stock appreciation rights will vest automatically (provided, however, that the inducement stock award granted to Mr. Mason will be governed by the terms and conditions of the applicable Performance Accelerated Stock Option Inducement Agreement) and (3) any forfeiture provisions included in the executives' restricted stock awards will immediately lapse. In addition, in the event that any of the executives is terminated without cause or resigns for good reason following a change in control, the individual is entitled to receive a lump sum payment equal to: (1) the greater of (a) the average of his base salary at the highest rate in effect in the 90-day period immediately before the termination and his base salary for the year preceding the termination and (b) the average of his base salary in effect immediately before the change in control and his base salary for the year preceding the change in control; (2) the greater of (x) the average of his annual bonuses for the two years before the year in which the termination occurs and (y) the average of his annual bonuses for the two years before the year in which the change in control occurs and (3) the executive's annual automobile allowance. The agreements also provide that, in the event that any payments made to the executive constitute "excess parachute payments" under
Section 280G of the Internal Revenue Code of 1986, as amended, then the amounts to be paid to the executives will be reduced so that no excess parachute payments exist.

         The agreements contain a non-competition provision that lasts for one year following a termination of employment for any reason, and confidentiality and assignment of inventions provisions that last indefinitely. In addition, Mr. Mason's agreement contains a no solicitation of clients, customers and employees provision that lasts for two years following a termination of employment for any reason.

Change in Control Agreement for Raymond C. Kolls

         We entered into a change of control agreement with Raymond C. Kolls, effective as of February 18, 2005. Mr. Kolls serves as Vice President, General Counsel and Corporate Secretary of Orthofix International N.V. The agreement provides that if, during Mr. Kolls's employment, his employment is terminated without cause or he resigns for good reason during a change in control period (as such terms are defined in the agreement), Mr. Kolls will be entitled to certain payments and benefits. Those payments and benefits are as follows: a lump sum severance payment equal to the sum of Mr. Kolls' average annual base salary, average annual incentive compensation and annual automobile allowance; immediate vesting of previously granted stock options and stock appreciation rights, if any, and immediate lapse of any risk of forfeiture included in any restricted stock grants, if any; continuation of basic employee group welfare benefits (but not pension, retirement or similar compensatory benefits) for him and his dependents substantially similar to those being received immediately prior to termination for the lesser of one year after termination or until Mr. Kolls secures new employment.

         The agreement also contains a non-competition restrictive covenant for the one-year period following termination of employment to the extent Mr. Kolls has received, or will be receiving, any payments or benefits pursuant to the agreement. The agreement provides that, in the event that any payments made to Mr. Kolls, constitutes "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended, then the amounts to be paid to Mr. Kolls will be reduced so that no excess parachute payments exists.


Performance Accelerated Stock Option Inducement Agreement with Bradley Mason

         On December 30, 2003, in conjunction with the acquisition of Breg, Inc., Mr. Mason was granted an inducement stock option award pursuant to a Performance Accelerated Stock Option Inducement Agreement. The exercise price was fixed at $38.00 per share on November 20, 2003, which was the date we announced the agreement to acquire Breg, Inc. The inducement grant includes both service-based and performance-based vesting provisions. Under the service-based provisions, subject to the continued employment of Mr. Mason, the inducement grant becomes 100% non-forfeitable and exercisable on the fourth anniversary of the grant date. Vesting of a portion of the options under the inducement agreement will be accelerated if certain stock price targets are achieved. The performance-based vesting provisions generally provide for the vesting of one-fifth of the inducement grant for each $5.00 increase in the price of our common stock above $40.00 per share. The total number of shares eligible for the accelerated vesting on an annual basis is limited to 25% of the number of shares subject to the inducement grant with a cumulative carryover for the unvested portion of shares eligible for accelerated vesting for each of the prior years. Prior to the expiration of the term of the options, only one-half of the vested options can be exercised in any one year.

Indebtedness of Management

         On January 10, 2002 we entered into full-recourse loans with Charles Federico and Gary Henley, each with a principal amount of $145,200. The loans were entered into to assist the executives in purchasing shares of OrthoRx Inc. common stock. Each loan has an annual interest rate of 3.97%, compounded annually and matures on the earlier of (1) January 10, 2007 and (2) the date that the executive ceases to be our employee, officer or director. The loans are secured by stock pledge agreements covering shares of OrthoRx Inc. common stock owned by Messrs. Federico and Henley. As of December 31, 2004, no payments had been made on either of the loans, and the aggregate amount outstanding under each of the loans was $163,189 plus accrued interest.

Compensation Committee Interlocks and Insider Participation

         During 2004, the Compensation Committee of our Board of Directors consisted of three members, John W. Littlechild, James F. Gero and Thomas J. Kester. In early 2005, following the resignation of Mr. Littlechild from our Board of Directors, the appointment of Mr. Gero as Chairman of the Board of Directors and the appointment of several new directors, the Compensation Committee was reconstituted to include Messrs. Kester (Chairman), Jordan, Widensohler and von Wartburg all of whom satisfy the independent director standards as defined by current Nasdaq rules and are "independent directors" for purpose of Rule 162(m) of the U.S. Internal Revenue Code of 1986, as amended, and are "non-employee directors" for purposes of Section 16 of the Securities Exchange Act of 1934, as amended. No interlocking relationship, as defined in the Securities Exchange Act of 1934, as amended, exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other entity.

         Mr. Peter Hewett, a non-employee director, also serves as a consultant to the Company and as Chairman of Orthofix Inc.'s Board of Directors. In this capacity, he provides consulting and advisory services, at such times and on such special projects, as we request. Mr. Hewett reports directly to the Board of Directors. In 2004, we paid $148,425 in consulting fees to Mr. Hewett, which is in addition to his director fees. We also reimbursed him for travel and other related expenses incurred in connection with the performance of such consulting and advisory services. In 2005, he will receive a fee of $1,500 per day for each day of requested consulting and advisory services, in addition to his director fees.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for advising on and administering our compensation policies. The Committee has overall responsibility for evaluating and making recommendations to the Board of Directors regarding the compensation of directors, executive officers (including our chief executive officer) and key employees. The Compensation Committee acts under a written charter adopted by the Board of Directors, which is available for review on our website at www.orthofix.com.

         In 2004, the Compensation Committee of the Board of Directors was composed of Messrs. Littlechild, Gero and Kester, each of whom were an independent, non-employee, non-affiliated director during the period in which they were a member of the Compensation Committee. During 2004, Mr. Littlechild served as Chairman of the Compensation Committee until December 2004. In early 2005, following the resignation of Mr. Littlechild from our Board of Directors, the appointment of Mr. Gero as Chairman of the Board of Directors and the appointment of several new directors, the Compensation Committee was reconstituted to include Messrs. Kester, Jordan, Widensohler and von Wartburg each of whom is an independent, non-employee, non-affiliated director. Mr. Kester was appointed Chairman of the Compensation Committee in December 2004. Unless specifically noted, the Compensation Committee as composed during 2004 furnished the following report on executive compensation for 2004 and made all determinations with respect to executive officer compensation for fiscal year 2004.

Overview

         The Compensation Committee believes that executive compensation programs should be designed to attract, retain and motivate executive officers and key employees, while enhancing and increasing shareholder value. We accomplish this through incentive compensation plans that link executive and staff compensation to our overall Company performance, thereby aligning their interests with the interests of our shareholders.

         Our compensation program for our executive officers and key employees consists of three major components: (1) annual salary; (2) performance-based incentives in the form of cash bonuses; and (3) long-term equity-based incentives. The Compensation Committee determines what portion of an executive's compensation should be in the form of salary, performance-based cash bonus and equity-based compensation. Long-term equity-based compensation for executive officers and key employees is in the form of stock options that have been granted under our Staff Share Option Plan (including the Performance Accelerated Stock Option program) and the 2004 Long Term Incentive Plan.

         It is the Compensation Committee's objective to provide incentives that promote both short-and-long-term objectives of the Company. Achievement of short-term objectives is rewarded through base salary and annual performance incentives in the form of cash bonuses, while long-term equity-based incentive grants encourage executives to focus on the Company's long-term goals. These incentives are based on financial objectives that are important to the Company including revenue and earnings growth both on an absolute basis and against pre-established performance goals, the successful integration in 2004 of the Breg acquisition and the creation of shareholder value. The compensation program also accounts, to a lesser degree, for individual performance, which enables the Committee to differentiate among executives and emphasize the link between personal performance and compensation.

         In 2003 and 2004 the Company engaged Towers Perrin, an outside executive benefits consulting firm, to assist the Company with a review of its compensation program, philosophy and long-term incentive practices for 17 senior management positions. The Towers Perrin review included Board and executive interviews combined with a market analysis of a select group of 16 peer organizations using publicly available proxy statements as well as published survey data sized to reflect our annual revenues. The peer group was reviewed and confirmed by both executive management and the Compensation Committee.

The Company's compensation philosophy is oriented to reflect a "pay-for-performance" outlook based around the following pay structure philosophy:

Pay Element                  Market Position                     Rationale
--------------------------------------------------------------------------------
Annual Salary                50th Percentile       "Competitive" annual salary
                                                   levels

Target Total Cash(1)         75th Percentile       Opportunity for greater than
                                                   "Competitive" cash
                                                   compensation if performance
                                                   exceeds expectations.

Target Total Direct          60th to 75th          Long-term incentive plus
 Compensation(2)               Percentile          total cash must align with
                                                   shareholder interest and
                                                   reward long-term performance.


(1)  Total cash compensation equals annual salary plus incentive cash bonus.

(2) Total direct compensation equals total cash plus annualized expected value of long-term incentives.

Annual Salary

         The Compensation Committee makes annual determinations with respect to executives' salaries. In making these decisions, the Compensation Committee reviews each executive's performance, the market compensation levels for comparable positions, our performance goals and objectives and other relevant information.

Performance-Based Incentives

         The Compensation Committee believes that a portion of the compensation for each executive should be in the form of annual performance-based incentives. Short-term incentives, such as the annual cash bonus programs, tie executive compensation to the Company's financial performance as well as individual performance in specified areas. The Compensation Committee establishes Company-wide and business segment performance goals and targets at the beginning of each fiscal year.

         The Committee does not exclusively use a fixed formula in determining incentive awards. Instead it exercises discretion in light of pre-established goals and in view of its compensation objectives to determine individual incentive award amounts.

         For 2004, the Compensation Committee set sales attainment, income attainment and individual objective goals. Incentive payments were funded based upon performance levels attained against these goals as well as upon Committee judgment. Messrs. Kester, Jordan, Widensohler and von Wartburg participated in the determination of the cash bonus amounts to be paid to the executive officers for their performance and services during fiscal year 2004.

Long-Term Incentives

         The goal of our equity incentive plans is to create an ownership interest in the Company in order to align the interests of executives with shareholders, to more closely tie executive compensation to Company performance, and to create long-term performance and service incentives for executives and key employees. Pursuant to our 2004 Long Term Incentive Plan, stock options were granted in 2004 to our employees, including our executive officers and to certain of our independent directors. Employee grants under our 2004 Long Term Incentive Plan are based on the employee's performance and his or her anticipated contributions to the achievement of our goals and objectives.

Other Compensation

         Executive management members participate in the Company's defined contribution plans and our Employee Stock Purchase Plan on the same basis as other similarly situated employees.

Compliance with Section 162(m) of the Internal Revenue Code

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), limits the deductibility of compensation payments to our named executive officers in excess of $1 million per year per person, unless certain requirements are met. To the extent that it is practicable and consistent with our executive compensation philosophy, we intend to comply with
Section 162(m) of the Internal Revenue Code. Compensation paid to the named executive officers has historically not exceeded deductibility limits under
Section 162(m) of the Internal Revenue Code. If compliance with Section 162(m) of the Internal Revenue Code conflicts with our compensation philosophy or is determined not to be in the best interest of our stockholders, the Compensation Committee will abide by our compensation philosophy.

Chief Executive Officer Compensation

         The base salary for Mr. Charles Federico, our Group President and Chief Executive Officer, was $481,921 for 2004 and his annual cash bonus was $48,224. For a description of the employment agreement for Mr. Federico, see "Executive Employment Agreements - Charles Federico" above. The Compensation Committee determined the foregoing compensation of Mr. Federico based on the policies described above for all executive officers. In determining the incentive compensation awards for Mr. Federico, the Compensation Committee considered both our performance, as measured by specific targets and performance objectives, as well as Mr. Federico's leadership role in the achievement of these targets and objectives as outlined in the discussion above.

                           The Compensation Committee

                           Thomas J. Kester
                           James F. Gero
                           Guy P. Jordan *
                           Stefan Widensohler *
                           Walter von Wartburg *

     * Solely with respect to the determination of the cash bonus amounts paid to the executive officers for their performance and services during fiscal 2004.














This information contained in the Report of the Compensation Committee on Executive Compensation above shall not be deemed to be "soliciting material" or to be "filed" with the Securities Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference in such filing.

                                PERFORMANCE GRAPH

     The graph below compares the five-year total return to shareholders for Orthofix common stock with the comparable return of two indexes: the NASDAQ Stock Market and NASDAQ stocks for surgical, Medical, and Dental Instruments and Supplies.

     The graph assumes that you invested $100 in Orthofix common stock and in each of the indexes on December 31, 1999. Points on the graph represent the performance as of the last business day of each of the years indicated.

                Comparison of Five-Year Cumulative Total Returns
                Performance Graph for Orthofix International N.V.



                                [Object omitted]

------------------------------------------------------------------------------------------------------------------------------------
                                     Legend

   Symbol         CRSP Total Returns Index for:                            12/1999  12/2000   12/2001 12/2002   12/2003  12/2004
   ------         -----------------------------                            -------  -------   ------- -------   -------  -------

     ||           Orthofix International N.V.                               100.0    133.6     259.2    196.7     342.2    273.0
      *           Nasdaq Stock Market (US & Foreign)                        100.0     60.4     47.6      32.8     49.4      53.8
     //           NASDAQ Stocks (SIC 3840-3849 US Companies)                100.0    103.2     113.4     91.7     135.7    159.0
                  Surgical, Medical, and Dental Instruments and Supplies


   Notes:

          A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

          B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

          C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

          D.   The index level for all series was set to $100.00 on 12/31/1999.
--------------------------------------------------------------------------------
          Prepared by CRSP (www.crsp.uchicago.edu), Center for research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.


          None of the Report of the Compensation Committee, the Report of the Audit Committee or the Performance Graph shall be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as from time to time in effect, or under the Securities Exchange Act of 1934, as from time to time in effect, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such acts.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         The current term of office for all of our directors expires at the 2005 annual general meeting. The Board of Directors proposes that the following nominees, all of whom are currently serving as directors, be re-elected for a new term of one year and/or until their successors have been elected.

         We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual general meeting.

Directors Standing for Election

Charles W. Federico                Chief Executive Officer, President and
                                     Director

                                   Mr. Federico, 56, became a Director of
                                   Orthofix International N.V. in October 1996 and was the President of Orthofix Inc. from October 1996 to January 1, 2002. On January 1, 2001, Mr. Federico became President and Chief Executive Officer of Orthofix International. From 1985 to 1996, Mr. Federico was the President of Smith & Nephew Endoscopy (formerly Dyonics, Inc.). From 1981 to 1985, Mr. Federico served as Vice President of Dyonics, initially as Director of Marketing and subsequently as General Manager. Previously, he held management and marketing positions with General Foods Corporation, Air Products Corporation, Puritan Bennett Corporation and LSE Corporation.

James F. Gero                      Chairman of the Board of Directors

                                   Mr. Gero, 60, became Chairman of Orthofix
                                   International N.V. on January 1, 2005
                                   and has been a Director of Orthofix
                                   International N.V. since 1998. Mr. Gero
                                   became a Director of AME Inc. in 1990 and served from 1995 to 1998 as a Director of Orthofix Inc. He is a Director of each of Intrusion, Inc., Drew Industries Inc., and Greenleaf Inc., and Chairman of Thayer Aerospace.

Robert Gaines-Cooper               Director

                                   Mr. Gaines-Cooper, 67, is one of the founders of Orthofix and stepped down as Chairman of Orthofix International N.V. on January 1, 2005. He became Chairman of Orthofix International N.V. in 1989 and has been a Director of Orthofix International since our formation in 1987. He is Managing Director of Chelle Medical Ltd, Seychelles. Mr. Gaines-Cooper is also Chairman of LMA International N.V., a Publicly Listed Company on the Singapore Stock Exchange (SGX).

Peter J. Hewett                    Director

                                   Mr. Hewett, 69, has been a nonexecutive
                                   Director of Orthofix International N.V. since March 1992. He is Chairman of the Board of Orthofix Inc. He was the Deputy Group Chairman of Orthofix International N.V. between March 1998 and December 2000. Previously, Mr. Hewett served as the Managing Director of Caradon Plc, Chairman of the Engineering Division, Chairman and President of Caradon Inc., Caradon Plc's U.S. subsidiary and a member of the Board of Directors of Caradon Plc of England. In addition, he was responsible for Caradon Plc's worldwide human resources function, and the development of its acquisition opportunities.

Jerry C. Benjamin                  Director

                                   Mr. Benjamin, 64, became a non-executive
                                   Director of Orthofix International N.V. in
                                   March 1992. He has been a General Partner of
                                   Advent Venture Partners, a venture capital management firm in London, since 1985. In the past, Mr. Benjamin was a Director for a number of private health care companies.

Walter P. von Wartburg             Director

                                   Mr. von Wartburg, 65, became a Director of Orthofix International N.V. in June 2004. He is an attorney and has practiced privately in his own law firm in Basel, Switzerland since 1999, specializing in life sciences law. He has also been a Professor of administrative law and public health policy at the Saint Gall Graduate School of Economics in Switzerland for 25 years. Previously, he held top management positions with Ciba Pharmaceuticals and Novartis at their headquarters in Basel, Switzerland. In addition, Mr. von Wartburg currently serves as a director on the board of Nymox Pharmaceutical Corporation.

Thomas J. Kester, CPA              Director

                                   Mr. Kester, 58, became a non-executive
                                   Director of Orthofix International N.V. in
                                   August 2004. Mr. Kester retired after 28 years, 18 as an audit partner, from KPMG LLP in 2002. While at KPMG, he served as the lead audit engagement partner for both public and private companies and also served four years on KPMG's National Continuous Improvement Committee. Mr. Kester earned a bachelor of science degree in mechanical engineering from Cornell University and an MBA degree from Harvard University.

Kenneth R. Weisshaar               Director

                                   Mr. Weisshaar, 54, became a non-executive
                                   Director of Orthofix International N.V. in
                                   December 2004. Most recently, Mr. Weisshaar has served as Chief Operating Officer and strategy advisor for Sensatex, Inc. Also, Mr. Weisshaar spent 12 years as a corporate officer at Becton Dickson, a medical device company, where at different times he was responsible for global business in medical devices and diagnostic products and served as Chief Financial Officer and Vice President, Strategic Planning. Mr. Weisshaar earned a bachelor of science degree from MIT and an MBA from Harvard University. He currently also serves on the boards of Digene Corporation.

Guy J. Jordan, Ph D                Director

                                   Dr. Jordan, 56, became a non-executive
                                   Director of Orthofix International N.V. in
                                   December 2004. Most recently, Dr. Jordan served as a Group President at CR Bard, Inc., a medical device company, where he had strategic and operating responsibilities for Bard's global oncology business and functional responsibility for all of Bard's research and development. Dr. Jordan earned a Ph D in organic chemistry from Georgetown University as well as an MBA from Fairleigh Dickinson University. He also currently serves on the boards of Specialized Health Products International, Inc. Xillix Technologies Corporation, and EsophyX, Inc.

Stefan Widensohler                 Director

                                   Mr. Widensohler, 45, became a non-executive
                                   Director of Orthofix International N.V. in
                                   February 2005. Mr. Widensohler is the
                                   President and Chief Executive Officer
                                   of KRAUTH medical group, a European medical supply distributor based in Germany. Previously, he was General Manager of MEDICALIS, now a GE Company. Mr. Widensohler holds a degree in economics from the Private Academy of Bad Harzburg, Germany. He is Deputy Chairman of the Board of BV-Med, the German Health Industry Manufacturer's Association and is an Active Member of the German Economic Council. He currently also serves on the board of St. Jude Medical, Inc.


     The Board recommends that you vote "FOR" the election of all nominees for director.

        PROPOSAL 2: APPROVAL OF AMENDMENTS TO THE ARTICLES OF ASSOCIATION

         Our Board of Directors has approved and recommended for submission to the shareholders an amendment to Articles 10 and 11 of the Orthofix International N.V. Articles of Association. A copy of Article 10 and Article 11 of the Articles of Association as proposed to be amended is attached as Appendix I and Appendix II to this proxy statement, respectively.

         The Board adopted the amendment to Article 10 to the Articles of Association on April 14, 2005 subject to shareholder approval. The revisions to the Articles of Association are intended to clarify that the Chief Financial Officer and the General Counsel are authorized to represent the Company in addition to any persons occupying the titles and offices identified in the current Articles of Association; and to further clarify that the Chief Financial Officer and General Counsel are entitled to indemnity under the applicable provisions of the Articles of Association, or otherwise as provided by law, on the same basis as other similarly situated officers whose titles and offices are set forth in the current Articles of Association.

         The Board adopted the amendment to Article 11 of the Articles of Association on April 14, 2005 subject to shareholder approval. The revisions to the Articles of Association are intended to provide the company with the ability to retain and attract highly qualified directors and officers by requiring the Company to indemnify directors and officers and advance the payment of legal fees and expenses arising out of legal proceedings in which directors and officers become involved including violations of securities laws and derivative actions. Any director or officer who becomes involved in a legal proceeding and to whom payments are advanced will be required to execute a written certificate that any such advances will be repaid in the event it is ever ultimately determined by a court of competent jurisdiction that the director or officer has engaged in misconduct and is not entitled to indemnification or payment of expenses.





            The Board of Directors recommends that you vote "FOR" the
                 proposal to amend the Articles of Association.

         PROPOSAL 3: APPROVAL OF FINANCIAL STATEMENTS FOR THE YEAR ENDED
                                DECEMBER 31, 2004

         Shareholders will be asked to consider, and, if thought fit, approve the balance sheet and income statement at and for the year ended December 31, 2004.

         Pursuant to Article 116 of Book 2 Civil Code of the Netherlands Antilles, the Board of Directors is required to draw up the company's balance sheet and income statement within eight months after the end of the fiscal year and to submit the same to the annual general meeting of shareholders for approval.

         A copy of the company's balance sheet and income statement at and for the year ended December 31, 2004 is included in our Annual Report, a copy of which accompanies this proxy statement, and in our Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC. If you would like additional copies of our Annual Report or a copy of our Annual Report on Form 10-K, please contact our Investor Relations department.

                 The Board of Directors recommends that you vote
           "FOR" the proposal to approve the balance sheet and income statement at and for the year ended December 31, 2004.

         PROPOSAL 4: RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP
                        AS INDEPENDENT AUDITORS FOR 2005

         We are asking you to ratify the Board's selection of Ernst & Young LLP as independent auditors for 2004. The Audit Committee recommended the selection of Ernst & Young LLP to the Board. Ernst & Young LLP has served as the independent auditors of Orthofix since 2002. They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters.

         We do not anticipate that representatives of Ernst & Young LLP will be at the annual meeting. The work performed by Ernst & Young LLP during 2004 and 2003 and the related fees are set forth below.

            The Board recommends that you vote "FOR" ratification of the selection of Ernst & Young LLP as independent auditors for 2004.

Principal Accountant Fees and Services

         The following table sets forth by category of service the total fees for services performed by Ernst & Young LLP during the fiscal years ended December 31, 2004 and December 31, 2003:


                                                        2004              2003
                                                  ----------        ----------
Audit Fees....................................... $2,188,464          $638,312
Audit-Related Fees...............................    $53,659          $200,396
Tax Fees.........................................   $771,309        $1,048,725
All Other Fees...................................     $3,320            $7,912
                                                  ----------        ----------
     Total....................................... $3,016,752        $1,895,345



         Audit Fees

         Audit fees in 2004 and 2003 consisted of the aggregate fees, including expenses, billed in connection with the audit of our annual financial statements, quarterly reviews of the financial information included in our quarterly reports on Form 10-Q, statutory audits of our subsidiaries and services that are normally provided by the independent auditors. For fiscal 2004, these fees include fees billed for professional services rendered for the audit of management's assessment of the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

         Audit-Related Fees

         Audit-related fees in 2004 and 2003 consists of the aggregate fees billed for assurance and related services and are not reported under "Audit Fees". These fees included fees billed for acquisition-related due diligence services, employee benefit plan audits and accounting consultations. A substantial portion of the audit-related fees in 2003 were acquisition-related due diligence services in connection with our December 2003 acquisition of Breg, Inc.

         Tax Fees

         Tax fees in 2004 and 2003 consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. These fees included fees billed for federal and state tax review and consulting services, tax audit services and other tax consulting services.

         All Other Fees

         All Other Fees consist of aggregate fees billed for products and services other than the services reported above. For fiscal years 2004 and 2003, this category included fees related to professional reference materials and publications. For fiscal year 2004, one hundred percent of these services were approved by the Audit Committee pursuant to the de minimis exception established under the Sarbanes-Oxley Act of 2002 and the regulations of the Securities and Exchange Commission.

         Pre-Approval Policies and Procedures

         The Audit Committee approves all audits, audit-related services, tax services and other services provided by Ernst & Young LLP. Any services provided by Ernst & Young LLP that are not specifically included within the scope of the audit must be either (i) pre-approved by the entire Audit Committee in advance of any engagement or (ii) pre-approved by the Chairman of the Audit Committee pursuant to authority delegated to him by the other independent members of the Audit Committee, in which case the Audit Committee is then informed of his decision. Under the Sarbanes-Oxley Act of 2002, these pre-approval requirements are waived for non-audit services where (i) the aggregate of all such services is no more than 5% of the total amount paid to the external auditors during the fiscal year in which such services were provided, (ii) such services were not recognized at the time of the engagement to be non-audit services and (iii) such services are approved by the Audit Committee prior to the completion of the audit engagement. In 2004, less than 2% of the fees paid to Ernst & Young LLP for non-audit services were approved pursuant to the above exception.

         In making its recommendation to appoint Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2005, the Audit Committee has considered whether the services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP and has determined that such services do not interfere with that firm's independence in the conduct of its auditing function.

                     INFORMATION ABOUT SHAREHOLDER PROPOSALS

         If you wish to submit a proposal to be included in our 2006 proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, we must receive your written proposal on or before January 5, 2006. Please address your proposals to: Raymond C. Kolls, Corporate Secretary, Orthofix International N.V., 7 Abraham de Veerstraat, Curacao, Netherlands Antilles.

         Pursuant to Rule 14a-4(c) (1) under the Securities Exchange Act of 1934, as amended, our proxy holders may use discretionary authority to vote with respect to shareholder proposals presented in person at the 2006 annual general meeting if the shareholder making the proposal has not notified Orthofix by March 21, 2006 of its intent to present a proposal at the 2006 annual general meeting.

                                                                      Appendix I

                    ARTICLE 10 OF THE ARTICLES OF ASSOCIATION

        A copy of the proposed amendment to Article 10 of the Articles of Association is included in this Appendix I. Language added to Article 10 appears in all capital letters.

10.1 The Board of Directors annually shall elect or appoint the following officers: a Chairman, a President, a Secretary and a Treasurer, each to serve until his successor is elected and qualified. The Board of Directors from time to time also may elect or appoint a Chairman of the Executive Committee, one or more Vice Chairmen of the Board of Directors, one or more Vice Presidents (who may have such additional descriptive designations as the Board of Directors may determine), a Controller, one or more Assistant Treasurers, Assistant Controllers and any such other officers and agents as it determines proper, all of whom shall hold office at the pleasure of the Board of Directors. The same person may hold any two or more of the aforesaid offices but no officer shall execute, acknowledge or verify an instrument in more than one capacity if such instrument is required by law or by these Articles of Association to be executed, acknowledged or verified by two or more officers. The Chairman and the Vice Chairman of the Executive Committee shall be chosen from among the Board of Directors, but the other officers of the Company need not be members of the Board of Directors.

10.2 The Company shall be represented at law and otherwise, and shall be bound with respect to third parties by:

          (a) those directors authorized by the Board of Directors to represent the Company, who shall have the following titles and occupy the following offices:

               (i)  Chairman; or

               (ii) Vice Chairman;

          (b) persons, who may, but are not required to, be directors, authorized by the Board of Directors to represent the Company, who shall have the following titles and occupy the following offices:

               (i)  President;

               (ii) one or more Vice Presidents;

               (iii) Chief Executive Officer;

               (iv) Chief Operating Officer;

               (v)  Controller;

               (vi) Treasurer; or

               (vii) Secretary.

          (c) Persons, who the Board of Directors may also from time to time authorize, who may or may not be directors, to represent the Company, who shall have such titles and occupy such additional offices as the Board of Directors may determine, INCLUDING BUT NOT LIMITED TO THE FOLLOWING OFFICES:

               (i) CHIEF FINANCIAL OFFICER, WHO SHALL HAVE PRINCIPAL RESPONSIBILITY FOR THE FINANCIAL ACCOUNTING AFFAIRS OF THE COMPANY, AND TO WHOM, IN THE ABSENCE OF SPECIFIC CONTRARY DETERMINATION OF THE BOARD OF DIRECTORS, THE CONTROLLER AND TREASURER SHALL REPORT, DIRECTLY OR INDIRECTLY; AND

               (ii) A GENERAL COUNSEL, WHO SHALL HAVE PRINCIPAL RESPONSIBILITY
                    FOR THE LEGAL AFFAIRS OF THE COMPANY, AND WHOSE DUTIES SHALL INCLUDE PROVIDING LEGAL COUNSEL TO THE BOARD OF

                                                                      Appendix I

                   ARTICLE 10 OF THE ARTICLES OF ASSOCIATION

                    DIRECTORS, THE OFFICERS, AND THE EMPLOYEES AND AGENTS OF THE COMPANY AS REQUESTED IN CONNECTION WITH THEIR ACTIVITIES ON BEHALF OF THE COMPANY.

10.3 The General Meeting of Shareholders may grant specific authority to the Chairman, the President or any member of the Board of Directors to represent the Company with respect to any particular matter as specified by such General Meeting of Shareholders.

10.4 The persons holding the above-mentioned offices or any other offices which the Board of Directors may from time to time authorize as herein provided shall, respectively, have such power and authority as the Board of Directors may from time to time grant to the holders of the offices held by them.

10.5 The Board of Directors may grant general or specific authority to additional agents or to committees, giving such agents or committees such general or limited powers or duties as it may deem appropriate.

10.6 The Board of Directors may adopt and may amend and repeal such rules and regulations as it may deem appropriate for the conduct of the affairs and the management of the Company, including rules, regulations and resolutions setting forth the specific powers and duties of the holders of the above-mentioned offices and other persons authorized by the Board of Directors to represent the Company (the "By-laws"). Such rules, regulations and resolutions must be consistent with these Articles of Association.

10.7 The directors, the holders of the above-mentioned offices and other persons authorized by the Board of Directors to represent the Company shall receive such compensation as the Board of Directors may from time to time prescribe.

                                                                     Appendix II

                    ARTICLE 11 OF THE ARTICLES OF ASSOCIATION

        A copy of the proposed amendment to Article 11 of the Articles of Association is included in this Appendix II. As Article 11 has been restated in its entirety, specific changes have not been highlighted.

11.1 The Company shall promptly indemnify, to the full extent permitted by law, any person made or threatened to be made a party to any Action by reason of the fact that the person, or his or her testator or intestate, is or was a director or officer of the Company or serves or served any other enterprise as a director or officer at the request of the Company or any predecessor of the Company (such person, an "Executive") against all Liabilities and Expenses he or she may incur in connection with such Action.

               The following terms as used in this Article 11 shall be defined as follows:

               a) "Action(s)" includes, without limitation, any threatened, pending or completed action, claim, litigation, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, predicated on any applicable law of any jurisdiction, including, without limitation, the Securities Act of 1933, as amended, and/or Securities Exchange Act of 1934, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated there under, whether a Derivative Action and/or whether formal or informal.

               b) "Expenses" shall include, without limitation, any and all reasonable expenses, fees, costs, charges, attorneys' fees and disbursements, other out-of-pocket costs, reasonable compensation for time spent by the Executive in connection with the Action for which he or she is not otherwise compensated by the Company, any affiliate, any third party or other entity and any and all other reasonable direct and indirect costs of any type or nature whatsoever.

               c) "Liabilities" shall include, without limitation, judgments, amounts incurred in settlement, fines, penalties and, with respect to any employee benefit plan, any excise tax or penalty incurred in connection therewith, all Expenses and any and all other reasonable liabilities of every type or nature whatsoever incurred in connection with the subject Action.

11.2 The Company shall from time to time pay to or reimburse an Executive, or such other person or entity as the Executive may designate in writing to the Company, Expenses incurred by or on behalf of such Executive in connection with any Action in advance of the final disposition or conclusion of any such Action within ten days after the receipt of the Executive's written request therefore; provided, that the Executive furnishes to the Company an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct which would render indemnification impermissible under
         Section 11.1 or applicable law, and agrees in writing to repay any advances made under this Section 11.2 if it is ultimately determined by a court of competent jurisdiction, or other panel or authority consented to by the Executive, that he or she is not entitled to be indemnified by the Company.

11.3 The Company may purchase and maintain insurance on behalf of any person who is or was an Executive of the Company, and/or is or was serving as an Executive of an affiliate, against Liabilities asserted against him or her and/or incurred by or on behalf of him or her in any such capacity, or arising out of his or her status as such an Executive, whether or not the Company would have the power to indemnify him or her against such Liabilities under this Article 11 or under applicable law. Except as expressly provided herein, the purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the Company and/or any Executive under this Article 11. Such insurance may, but need not, be for the benefit of all Executives of the Company and those serving as Executives of one or more affiliates. The Company may also create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided herein, therein or elsewhere. Such contracts may also include, without limitation, procedures for the determination of the right to indemnification (including the choice of venues and courts, agencies, panels or other authorities designated to make such determination), burden of proof, remedies for failure to make prompt payment, and other matters pertaining to both the substance of and procedures for indemnification.

                                                                     Appendix II

                    ARTICLE 11 OF THE ARTICLES OF ASSOCIATION

11.4 To the extent determined appropriate by the Board of Directors, the Company may indemnify and hold harmless any person who is or was a party, or is threatened to be made a party to any Action by reason of his or her status as, or the fact that he or she is or was an employee or authorized agent or representative of the Company and/or an affiliate as to Liabilities incurred in connection with an Action arising out of acts performed in the course and within the scope of such employee's, agent's or representative's duties to the Company and/or an affiliate, in accordance with and to the fullest extent permitted by applicable law.

11.5 If any provision of this Article 11 shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article 11 contravene public policy, this
         Article 11 shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed by or on behalf of the Company, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable, and the Company shall indemnify and hold harmless an Executive against Liabilities incurred with respect to any Action to the fullest extent permitted by any applicable provision of this Article 11 that shall not have been invalidated and to the fullest extent otherwise permitted by applicable law; it being understood that the intention of the Company is to provide the Executives with the maximum protection against personal liability available under applicable law.

11.6 The right to indemnification against Liabilities and advancement of Expenses provided to an Executive by this Article 11 shall not be deemed exclusive of any other rights to indemnification against Liabilities and advancement of Expenses which any Executive or other employee or agent of the Company and/or of an affiliate may be entitled under any charter provision, written agreement, resolution, vote of shareholders or disinterested directors of the Company or otherwise, both as to acts in his or her official capacity as such Executive or other employee or agent of the Company and/or of an affiliate or as to acts in any other capacity while holding such office or position, whether or not the Company would have the power to indemnify against Liabilities or advance Expenses to the Executive under this Article 11 or under applicable law.

11.7 The terms and provisions of this Article 11 shall continue as to an Executive subsequent to the cessation of his or her tenure as such, and such terms and provisions shall be binding upon and inure to the benefit of the heirs, estate, executors and administrators of such Executive and the successors and assigns of the Company, including, without limitation, any successor to the Company by way of merger, consolidation and/or sale or disposition of all or substantially all of the assets or capital stock of the Company. Except as provided herein, all rights and obligations of the Company and the Executive hereunder shall continue in full force and effect despite the subsequent amendment or modification of the Company's Articles of Association, as it is in effect on the date hereof, and such rights and obligations shall not be affected by any such amendment or modification, any resolution of directors or shareholders of the Company, or by any other corporate action which conflicts with or purports to amend, modify, limit or eliminate any of the rights or obligations of the Company and/or of the Executive hereunder.

11.8 This Article 11 shall be deemed to be a contract between the Company and each Executive and any repeal or other limitation of this Article 11 or any repeal or limitation of any applicable law shall not limit any rights of indemnification against Liabilities or allowance of Expenses then existing or arising out of events, acts or omissions occurring prior to such repeal or limitation, including, without limitation, the right to indemnification against Liabilities or allowance of Expenses for Actions commenced after such repeal or limitation to enforce this Article 11 with regard to acts, omissions or events arising pr prior to such repeal or limitation.

                                                                    Appendix III

                                  FORM OF PROXY

--------------------------------------------------------------------------------

                          ORTHOFIX INTERNATIONAL N.V.
         This Proxy is Solicited on Behalf of the Board of Directors of
                          Orthofix International N.V.

        The undersigned hereby appoints Mr. Thomas Hein and Mr. Raymond C. Kolls and each of them with the power of substitution attorneys, proxies of the undersigned to vote the number of Orthofix shares the undersigned would be entitled to vote if personally present at the annual general meeting of shareholders of Orthofix International N.V. ("Orthofix"), in Curacao, Netherlands Antilles, at 11:00 a.m., local time, on June 15, 2005 and at any adjournments thereof, for the transaction of such business as may come before the meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 and 4.

        This proxy when properly executed will be voted in the manner directed by the undersigned. If no instructions are given, this proxy will be voted FOR proposals 1, 2, 3 and 4.

(continued, and to be dated and signed on the reverse side.)


                                         ----
PLEASE CHECK BOX IF YOU INTEND          /   /                                    COMMENTS/ADDRESS CHANGE:
TO BE PRESENT AT MEETING.               ----                                     PLEASE MARK COMMENT/ADDRESS
                                                 ORTHOFIX INTERNATIONAL N.V.     BOX ON THE REVERSE SIDE
                                                 P.O. BOX 11144
                                                 NEW YORK, N.Y. 10203-0144       ----------------------------

                                                                                 ----------------------------

                                                                                 ----------------------------


                             DETACH PROXY CARD HERE

--------------------------------------------------------------------------------


Sign, Date and Return the
Proxy Card Promptly Using                ----
the Enclosed Envelope.                  / X /
                                        ----

                                Votes must be indicated
                                (x) in Black or Blue ink.

1.      Election of the following persons to the Board of Directors:
                          ----                         ----                 ----
        FOR ALL NOMINEES /   /    WITHHOLD AUTHORITY  /   /  *EXCEPTIONS   /   /
                         ----                         ----                 ----

Nominees: Charles W. Federico, James F. Gero, Robert Gaines-Cooper, Jerry C.
          Benjamin, Peter J. Hewett, Walter P. von Wartburg, Thomas J. Kester, Kenneth R. Weisshaar, Guy J. Jordan and Stefan Widensohler.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exception" box and write that nominee's name in the space provided below). *Exceptions
            --------------------------------------------------------------------

                                                          FOR   AGAINST  ABSTAIN
2.      Proposal to approve amendments to the Articles     ----   ----    ----
        of Association (Article 10 and Article 11).       /   /  /   /   /   /
                                                          ----   ----    ----

                                                          FOR   AGAINST  ABSTAIN
3.      Proposal to approve balance sheet and income       ----   ----    ----
        statement at and for the year ended December      /   /  /   /   /   /
        31, 2004.                                         ----   ----    ----


                                                          FOR   AGAINST  ABSTAIN
4.      Proposal to ratify the selection of Ernst &        ----   ----    ----
        Young as independent auditors for Orthofix and    /   /  /   /   /   /
        its subsidiaries for the fiscal year ending       ----   ----    ----
        December 31, 2005.

COMMENT/ADDRESS CHANGE                            ----
Please mark this box if you have written         /   /
comment/address change on the reverse side.      ----

SCAN LINE

IMPORTANT:    Please date this proxy and sign below exactly as your name appears hereon. Executors, administrators, trustees, guardians and officers signing in a representative capacity should give full title. If Orthofix shares are held in more than one capacity, this proxy will be deemed to vote all Orthofix shares held in all capacities.


---------------------------------          ----------------------------------
  Date   Share Owner sign here               Co-Owner sign here
                                     III-1